Exhibit (a)(13)

GMO TRUST

AMENDMENT NO. 13

TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting at least a majority of the trustees of GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated March 9, 2016 (the “Declaration of Trust”), as amended from time to time, a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts, hereby rescind the establishment and designation of five series of GMO Trust, GMO High Quality Short Duration Bond Fund, GMO Risk Premium Fund, GMO Special Opportunities Fund, GMO Strategic Short-Term Fund and GMO GAAR Implementation Fund, and having determined that it is desirable, appropriate and consistent with the fair and equitable treatment of all shareholders (i) to establish a new series of GMO Trust, GMO Emerging Markets ex-China Fund, and (ii) to change the name of the “GMO Cyclical Focus Fund,” a series of GMO Trust, to “GMO Quality Cyclicals Fund,” do hereby direct that this Amendment No. 13 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust by amending and restating Schedule 3.6 of the Declaration of Trust in its entirety as attached hereto.

The foregoing amendment shall become effective upon its execution by a majority of the Trustees of GMO Trust.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 9th day of June, 2021.

/s/ Donald W. Glazer
Donald W. Glazer Trustee

/s/ Jonathan Feigelson
Jonathan Feigelson Trustee

/s/ Paul Braverman
Paul Braverman Trustee

/s/ Peter Tufano
Peter Tufano Trustee

Schedule 3.6 to Declaration of Trust

Series

GMO Alternative Allocation Fund
GMO Asset Allocation Bond Fund
GMO Benchmark-Free Allocation Fund
GMO Benchmark-Free Fund
GMO Climate Change Fund
GMO Emerging Country Debt Fund
GMO Emerging Country Debt Shares Fund
GMO Emerging Domestic Opportunities Fund
GMO Emerging Markets ex-China Fund
GMO Emerging Markets Fund
GMO Global Asset Allocation Fund
GMO Global Developed Equity Allocation Fund
GMO Global Equity Allocation Fund
GMO High Yield Fund
GMO Implementation Fund
GMO International Developed Equity Allocation Fund
GMO International Equity Allocation Fund
GMO International Equity Fund
GMO Multi-Sector Fixed Income Fund
GMO Opportunistic Income Fund
GMO Quality Cyclicals Fund
GMO Quality Fund
GMO Resources Fund
GMO SGM Major Markets Fund
GMO Strategic Opportunities Allocation Fund
GMO Tax-Managed International Equities Fund
GMO U.S. Equity Fund
GMO U.S. Small Cap Value Fund
GMO U.S. Treasury Fund
GMO-Usonian Japan Value Creation Fund